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                                                                  Exhibit 3.02



                            CERTIFICATE OF AMENDMENT

                                       OF

                THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                                 VISTACARE, INC.

      It is hereby certified that:

      The name of the Corporation (the "Corporation") is VistaCare, Inc.

      The Corporation filed its original Certificate of Incorporation with the Secretary of State of Delaware on May 28, 1998. The Corporation's original Certificate of Incorporation was amended and restated by a First Amended and Restated Certificate of Incorporation filed with the Secretary of State of Delaware on July 17, 1998. The Corporation's Certificate of Incorporation was further amended and restated by a Second Amended and Restated Certificate of Incorporation filed with the Secretary of State of Delaware on December 30, 1998. The Corporation's Certificate of Incorporation was further amended and restated by a Third Amended and Restated Certificate of Incorporation filed with the Secretary of State of Delaware on December 27, 1999 (the "Certificate of Incorporation").

      In accordance with Section 242 of the General Corporation Law of the State of Delaware (the "Delaware Law"), (i) a resolution was duly adopted by the Board of Directors of the Corporation setting forth and proposing an amendment to the Certificate of Incorporation, and (ii) the stockholders of the Corporation duly approved such proposed amendment by written consent in accordance with Section 228 of the Delaware Law.

      The Certificate of Incorporation is hereby amended by:

      (a) deleting the first paragraph of Article FOURTH and inserting in lieu thereof the following:

             "Prior to the filing of this Certificate of Amendment, the total number of shares of all classes of stock which the Corporation had the authority to issue was 41,300,000 shares, consisting of (i) 35,000,000 shares of Class A Common Stock, $.01 par value per share (the "Old Class A Common Stock"), (ii) 1,000,000 shares of Class B Common Stock, $.01 par value per share (the "Old Class B Common Stock"), (iii) 3,300,000 shares of Class C Common Stock, $.01 par value per share (the "Old Class C Common Stock," and together with the Old Class A Common Stock and the Old Class B Common Stock, the "Old Common Stock") and (iv) 2,000,000 shares of Preferred Stock, $.01 par value per share, 404,500 shares of which were designated as Series A-1 Preferred Stock, $.01 par value per share, 29,500 shares of which were designated as Series A-2 Preferred Stock, $.01 par value per share, 485,000 shares of which were designated as Series B

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       Convertible Preferred Stock, $.01 par value per share, 402,500 shares of which were designated as Series C Convertible Preferred Stock, $.01 par value per share, and 65,000 shares of which were designated as Series D Convertible Preferred Stock, $.01 par value per share.

             Effective immediately upon the filing of this Certificate of Amendment, each two and one half (2.5) issued and outstanding shares, and each two and one half (2.5) authorized but unissued shares, of Old Common Stock shall be combined into one (1) share of the same class of Old Common Stock, and the par value of such shares, as so combined, shall be reduced by a multiple of two and one half (2.5), so that the resulting par value per share of each class of Old Common Stock shall be $.01 (such actions being hereinafter referred to as the "Reverse Stock Split"), provided, however, that no fractional shares are to be issued as a result of the Reverse Stock Split, and each stockholder of the Corporation who would otherwise be entitled to receive fractional shares as a result of the Reverse Stock Split shall receive cash for such fractional shares in an amount based upon the fair market value of the Common Stock, as determined in good faith by the Board of Directors of the Corporation.

             Immediately following the Reverse Stock Split, and subject to the tender to the Corporation of each certificate (or an affidavit attesting to the loss, theft or destruction thereof, in form and substance satisfactory to the Corporation) representing a holder's shares of Old Common Stock, a holder of shares of Old Common Stock shall be entitled to a new certificate or certificates (each a "Substitute Certificate") representing an appropriate number of shares so as to give effect to the Reverse Stock Split. Until such time as the certificates representing shares of Old Common Stock (or appropriate affidavits) have been tendered to the Corporation as provided in this paragraph, such certificates shall represent only the right to receive a Substitute Certificate in accordance with the terms hereof.

             Immediately after giving effect to Reverse Stock Split, the total number of shares of all classes of stock which the Corporation shall have the authority to issue shall be 17,720,000 shares, consisting of (i) 14,000,000 shares of Class A Common Stock, $.01 par value per share ("Class A Common Stock"), (ii) 400,000 shares of Class B Common Stock, $.01 par value per share ("Class B Common Stock"), (iii) 1,320,000 shares of Class C Common Stock, $.01 par value per share ("Class C Common Stock") and (iv) 2,000,000 shares of Preferred Stock, $.01 par value per share ("Preferred Stock"), 404,500 shares of which are designated as Series A-1 Preferred Stock, $.01 par value per share (the "Series A-1 Preferred Stock"), 29,500 shares of which are designated as Series A-2 Preferred Stock, $.01 par value per share (the "Series A-2 Preferred Stock" and together with the Series A-1 Preferred Stock, the "Series A Preferred Stock"), 485,000 shares of which are designated as Series B Convertible Preferred Stock, $.01 par value per share (the "Series B Preferred Stock"), 402,500 shares of which are designated as Series C Convertible Preferred Stock, $.01 par value per share (the "Series C Preferred Stock"), and 65,000 shares of which are designated as Series D Convertible Preferred Stock, $.01 par value per share (the "Series D Preferred Stock"). The term "Common Stock" as used herein without reference to the Class A Common


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       Stock, the Class B Common Stock or the Class C Common Stock shall mean all of the Class A Common Stock, the Class B Common Stock and the Class C Common Stock. The term "Preferred Stock" as used herein without reference to the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock or the Series D Preferred Stock shall mean all of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock. The term "Convertible Preferred Stock" shall mean all of the Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock."

       (b) deleting Section A.6. of Article FOURTH and inserting in lieu thereof the following:

             "6. Conversion of Class C Common Stock Upon Qualified Initial Public Offering. Upon the closing of a Qualified Initial Public Offering (as defined in Section B.5.(a) below) each share of Class B Common Stock may, at the option of the holder thereof, be converted into one fully paid and nonassessable share of Class A Common Stock, each share of Class C Common Stock shall automatically and without any further action on the part of any holder thereof be converted into one fully paid and nonassessable share of Class A Common Stock, and all references herein to such Class C Common Stock shall be deleted and shall be of no further force and effect."

       (c) deleting Section B.5.(a) of Article FOURTH and inserting in lieu thereof the following:

             "(a) Upon the request of the holders of Convertible Preferred Stock convertible into at least two-thirds of the total number of shares of Class A Common Stock issuable upon conversion of all then outstanding Convertible Preferred Stock or upon the closing of a public offering of Common Stock managed by a nationally recognized investment banking firm pursuant to a registration statement filed with and declared effective by the Commission with a per share price of at least $10.00 (after giving effect to the Reverse Stock Split) and which would result in gross proceeds to the Corporation and/or selling stockholders of at least $25,000,000 (a "Qualified Initial Public Offering") (the date upon which the earlier of such events occurs being herein referred to as the "Mandatory Conversion Date"), (i) all outstanding shares of Convertible Preferred Stock shall automatically be converted into shares of Class A Common Stock, at the then effective conversion rate and (ii) the number of authorized shares of each series of Convertible Preferred Stock shall be automatically reduced by the number of shares of such series of Convertible Preferred Stock that had been designated as such series of Convertible Preferred Stock and all references to such series of Convertible Preferred Stock shall be deleted and shall be of no further force and effect. Notwithstanding the foregoing, there shall be no automatic mandatory conversion of the Convertible Preferred Stock upon the closing of a Qualified Initial Public Offering if immediately thereafter any shares of Series A Preferred Stock remain outstanding."


                            [Signature page follows]


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      IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed hereto and this Certificate of Amendment to be signed by its President and Chief Executive Officer this _____ day of _________ 2002.


                                    VISTACARE, INC.


                                    By:_______________________________
                                       Richard R. Slager
                                       President and Chief Executive Officer


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